EX-35 (a)
(logo) ABN*AMRO


SERVICER'S STATEMENT OF COMPLIANCE


Regulation AB Item 1123



The undersigned, an authorized officer of ABN AMRO Mortgage Group, Inc, ("AAMG") hereby certifies as follows:

1. I have made, or caused to be made under my supervision, a review of the servicing activities of AAMG during the preceding calendar year ending December 31, 2006, and its performance under the applicable servicing agreement referenced on Exhibit A hereto (the "Agreement"); and

2. Except as noted on Exhibit A hereto, to the best of my knowledge, based on such review, AAMG has fulfilled all of its obligations under the Agreement in all material respects throughout the preceding calendar year ending 2006.

In witness whereof, I the undersigned have executed this Servicer's Statement of Compliance on this 27th day of February, 2007.



By: /s/ Georganna C. Pate
Name: Georganna C. Pate
Title: First Vice President



Attachment: Exhibit A


(page)


(logo) ABN*AMRO

EXHIBIT A
TO
SERVICER'S STATEMENT OF COMPLIANCE

2006

Regulation AB Item 1123


A. Agreement Referenced:

The Master Mortgage Loan Sale and Servicing agreement dated as of February 1, 2006 (the "Agreement"), among ABN AMRO Mortgage Group, Inc. and New York Mortgage Company, LLC.



B. Failures to fulfill any obligation of the above referenced Agreement in any material respect:

None